EXHIBIT 99.1

Carnival Corporation & plc Announces New $4.5 Billion Revolving Credit Facility to Upsize and Extend the Company’s Revolver Capacity

MIAMI, June 13, 2025 /PRNewswire/ -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE: CUK) (the “Company”) today announced that it has successfully arranged a new $4.5 billion multi-currency revolving credit facility (the “New Revolver”). The New Revolver matures in June 2030 and will replace the existing multi-currency revolving credit facility of Carnival Holdings (Bermuda) II Limited, a subsidiary of Carnival Corporation. The New Revolver also contains an accordion feature, allowing for up to $1.0 billion of additional revolving commitments.

“This 50 percent increase in our revolver meaningfully enhances our liquidity, providing opportunities to continue accelerating our debt reduction efforts,” said David Bernstein, Chief Financial Officer. “Securing this significant upsize and extension to our revolver, on more favorable terms, also reflects confidence in our continued performance and achieves another milestone toward rebuilding our financial fortress.”

According to Bernstein, the New Revolver is a testament to the Company’s continued business improvement and strong banking relationships.

The New Revolver will be unsecured and initially guaranteed on an unsecured basis by the same subsidiaries of the Company that guarantee the Company’s senior secured term loan facilities. Carnival Corporation and Carnival plc, each as a borrower, are entering into the New Revolver with a global syndicate of financial institutions and JPMorgan Chase Bank, N.A., as administrative agent.

About Carnival Corporation & plc

Carnival Corporation & plc is the largest global cruise company, and among the largest leisure travel companies, with a portfolio of world-class cruise lines - AIDA Cruises, Carnival Cruise Line, Costa Cruises, Cunard, Holland America Line, P&O Cruises, Princess Cruises and Seabourn.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the financing transactions described herein, future results, operations, outlooks, plans, goals, reputation, cash flows and liquidity and other events which have not yet occurred. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Factors that could affect our results include, among others, those discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as well as our other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting the Investor Relations page of our website at www.carnivalcorp.com/investors/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Carnival Corporation & plc

Carnival Corporation & plc Media Contact: Jody Venturoni, Carnival Corporation, jventuroni@carnival.com, (469) 797-6380

Carnival Corporation & plc Investor Relations Contact: Beth Roberts, Carnival Corporation, eroberts@carnival.com, (305) 406-4832